UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

August 5, 2014

MARINUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 Temple St., Suite 205 New Haven, CT	06510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 315-0566

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

The 2014 Equity Incentive Plan (the “Plan”) of Marinus Pharmaceuticals, Inc. (the “Company”) became effective on August 5, 2014, the closing date of the Company’s initial public offering of shares of its common stock.  The description of the Plan is included in the Company’s Prospectus filed with the Securities and Exchange Commission on August 2, 2014 under the caption “Executive and Director Compensation — Equity Benefit Plans,” which description in incorporated by reference into this Form 8-K.

Item 5.03.                                        Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On August 5, 2014, the Company filed its Fourth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors (the “Board”) and stockholders previously approved the Restated Certificate effective as of and contingent upon the closing of the Company’s initial public offering.

The Restated Certificate amends and restates in its entirety the Company’s third amended and restated certificate of incorporation, as amended. The Restated Certificate, among other things: (i) authorizes 100,000,000 shares of common stock; (ii) eliminates all references to the previously existing series of preferred stock; (iii) authorizes 25,000,000 shares of undesignated preferred stock that may be issued from time to time by the Board in one or more series; (iv) provides for the Board to be divided into three classes with staggered three-year terms, with one class of directors to be elected at each annual meeting of the Company’s stockholders; (v) provides that no action may be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the By-laws, and no action may be taken by the stockholders by written consent or electronic transmission; (vi) provides for direct registration of shares; and (vii) requires that any action instituted against the Company’s officers or directors in connection with their service to the Company be brought in the State of Delaware.

The foregoing description of the Restated Certificate is qualified in its entirety by reference to the full text of the Restated Certificate, which is filed as Exhibit 3.1 hereto, which is incorporated by reference herein.

Amendment and Restatement of By-laws

On August 5, 2014, the Company’s amended and restated by-laws (the “Restated By-laws”) became effective in connection with the closing of the Company’s initial public offering of shares of its common stock.

The Restated By-laws amend and restate, in their entirety, the Company’s amended and restated by-laws.  The Restated By-laws, among other things: (i) provide that the Board be divided into three classes with staggered three-year terms, with one class of directors to be elected at each annual meeting of the Company’s stockholders; (ii) provide that the quorum requirement for meetings of stockholders is the presence in person or by proxy of the holders of at least one-third of the outstanding shares entitled to vote; (iii) provide electronic communication provisions for directors and stockholders; (iv) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting; (v) require advance written notice of stockholder proposals and director nominations; (vi) provide that only the Board, the chairman of the Board, if one is appointed, or the chief executive officer may call a special meeting of stockholders; and (vii) provides for direct registration of shares.

The foregoing description of the Restated By-laws is qualified in its entirety by reference to the full text of the Restated By-laws, which is filed as Exhibit 3.2 hereto, which is incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1	Fourth Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated By-laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

By:	/s/ Edward Smith
Edward Smith,
Vice President, Chief Financial Officer,
Secretary and Treasurer

Date:  August 7, 2014